Exhibit 10.1

FIFTH AMENDMENT dated as of October 17, 2013 (this “Amendment”), executed in connection with the LOAN AND SECURITY AGREEMENT, dated as of September 17, 2012 (as such Agreement has been and may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”), by and among INTERCLOUD SYSTEMS, INC. f/k/a GENESIS GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company, TROPICAL COMMUNICATIONS, INC., a Florida corporation, ADEXCOMM CORPORATION, a Florida corporation, ENVIRONMENTAL REMEDIATION AND FINANCIAL SERVICES, LLC, a New Jersey limited liability company, AW SOLUTIONS, INC., a Florida corporation, and each other Person that is now, or from time to time hereafter may become, a party thereto as a guarantor (collectively, the “Guarantors,” and each a “Guarantor”), MIDMARKET CAPITAL PARTNERS, LLC, a Delaware limited liability company (“MMCP”), in its capacity as agent for the Lenders, as hereinafter defined (in such capacity, the “Agent”), and each of the financial institutions which is now or which hereafter becomes a party thereto as a lender (each individually a “Lender”, and collectively, the “Lenders”).  Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, Borrower has requested and Lenders have agreed to certain modifications to the terms and provisions of the Loan Agreement, in each case on the terms and subject to the conditions contained in this Amendment, as more particularly described in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, the Borrower, the Guarantors, the Agent and the Lenders hereby agree as follows:

Section One.  Amendment.  Subject to the satisfaction of the conditions precedent contained in Section Three hereof, the Loan Agreement is hereby amended effective as of the date of this Amendment as follows:

(a)           Section 1.1.  Definition of “Maturity Date”.  Section 1.1 of the Loan Agreement is amended by deleting the definition of “Maturity Date” in its entirety and by substituting the following in lieu thereof:

“Maturity Date” means September 17, 2017; provided, however, if Borrower fails to raise by the Term Decrease Date at least $5,000,000 in gross proceeds in connection with the Offering, the Maturity Date shall automatically mean, and become, June 17, 2014; provided, further, that if Borrower raises by the Term Decrease Date at least $5,000,000 but less than $20,000,000 in gross proceeds in connection with the Offering, the Maturity Date shall automatically mean, and become, December 30, 2014.

Section Two.  Representations and Warranties.  To induce the Agent and the Lenders to execute this Amendment, Borrower and each Guarantor warrant and represent as follows:

(a)           all of the representations and warranties contained in the Loan Agreement and each other Loan Document are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, with the exception of any representation or warranty in respect of the non-existence of any Event of Default, to the extent any such Event of Default was waived pursuant to the Second Amendment;

(b)            the execution, delivery and performance of this Amendment by Borrower and each Guarantor is within their respective limited liability company or corporate, as applicable, powers, has been duly authorized by all necessary limited liability company or corporate, as applicable, action on their part, and Borrower and each Guarantor have received all necessary amendments and approvals (if any shall be required) for the execution and delivery of this Amendment;

(c)           upon its execution, this Amendment shall constitute the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against each of them in accordance with its terms; and

(d)           immediately after giving effect to this Amendment, Borrower and Guarantors are not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of them are a party or by which any of them may be bound.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, in each case by Borrower and each Guarantor will (i) require any authorization, amendment or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, amendment, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (ii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any Guarantor or of the Borrower’s or any Guarantors’ formation or governing documents; (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement or any other material agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which the Borrower, any Guarantor or any of their respective properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor, other than liens and security interests in favor of the Agent which secure the Obligations.

Section Three.  Conditions Precedent to Amendment.  This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

(a)           Agent shall have received this Amendment, duly executed by the Borrower, each Guarantor and each other party hereto, as well as all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may reasonably request;

(b)           After giving effect to the transactions contemplated by this Amendment, as of the date hereof, no Event of Default or Default shall have occurred and be continuing; and

(c)           All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent and its counsel.

Section Four.  Release.  Borrower and each Guarantor acknowledge and agree that they have no claims, suits or causes of action against Agent or any Lender and hereby remise, release and forever discharge Agent and each Lender, their officers, directors, members, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time immediately prior to the effectiveness of this Amendment.

Section Five.  General Provisions.

(a)           The Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms as so amended.  The Borrower and each Guarantor, as applicable, hereby confirm their existing pledge, assignment and grant to the Agent, for the ratable benefit of the Lenders, of a perfected lien on and security interest in the Collateral, as security for the payment and performance of all present and future Obligations.  Borrower and each Guarantor hereby confirm that all security interests at any time granted by each of them to the Agent for the ratable benefit of the Lenders in any and all of Borrower’s and each Guarantor’s property and assets, including  the Collateral, continue in full force and effect and secure and shall continue to secure the Obligations so long as any such Obligations remain outstanding and that all Collateral subject thereto remains free and clear of any liens or encumbrances other than (i) those in favor of the Agent provided for under the Loan Agreement and the other Loan Documents, and (ii) other Permitted Encumbrances.

(b)          All references to the Loan Agreement in the other Loan Documents shall mean the Loan Agreement as heretofore and as hereafter amended, supplemented and modified from time to time.

(c)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)          This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(e)          This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New York.

(f)           This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written agreement of Agent.

(g)           Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(h)           Borrower and each Guarantor hereby confirm and agree, and represent and warrant, that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrower under the Loan Agreement and the other Loan Documents, as reflected in the books and records of Agent as of the date hereof, are unconditionally owing from and payable by Borrower to Lenders and that Borrower is indebted to Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense.

(i)             This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by email or facsimile shall be as effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the Borrower, each Guarantor, Agent and the Lenders have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

AGENT:	MIDMARKET CAPITAL PARTNERS, LLC

	By:	/s/ Joesph Haverkamp
	Name: Title:	Joseph Haverkamp Managing Director

LENDERS:	GREAT AMERICAN LIFE INSURANCE COMPANY

	By:	/s/ Mark. F. Muething
	Name: Title:	Mark. F. Muething Executive Vice President
Commitment Percentage: 70%

GREAT AMERICAN INSURANCE COMPANY

	By:	/s/ Stephen C. Beraha
	Name: Title:	Stephen C. Beraha Assistant Vice President
Commitment Percentage: 30%

BORROWER:	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Lawrence M. Sands
	Name: Title:	Lawrence M. Sands Senior Vice President

GUARANTORS:	RIVES-MONTEIRO LEASING, LLC

	By:	/s/ Lawrence M. Sands
	Name: Title:	Lawrence M. Sands Vice President

TROPICAL COMMUNICATIONS, INC.

	By:	/s/ Lawrence M. Sands
	Name: Title:	Lawrence M. Sands Vice President

[Fifth Amendment]

ADEX CORPORATION

By:	/s/ Lawrence M. Sands
Name: Title:	Lawrence M. Sands Vice President

T N S, INC.

By:	/s/ Lawrence M. Sands
Name: Title:	Lawrence M. Sands Vice President

ADEXCOMM CORPORATION

By:	/s/ Lawrence M. Sands
Name: Title:	Lawrence M. Sands Vice President

ENVIRONMENTAL REMEDIATION AND FINANCIAL SERVICES, LLC

By:	/s/ Lawrence M. Sands
Name: Title:	Lawrence M. Sands Vice President
AW SOLUTIONS, INC.

By:	/s/ Lawrence M. Sands
Name: Title:	Lawrence M. Sands Vice President

[Fifth Amendment]